                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a party other than the Registrant [_]

Check appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for the Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  Ace Limited
               (Name of Registrant as Specified In Its Charter)

                          ---------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

LOGO

                       NOTICE OF ANNUAL GENERAL MEETING

                                                                 6 January 1997
                                                              Hamilton, Bermuda

TO THE SHAREHOLDERS OF ACE LIMITED:

  The Annual General Meeting of ACE Limited (the "Company") will be held on Friday, 7 February 1997, at 9:00 a.m. at the Princess Hotel, Pembroke, Bermuda, for the following purposes:

    1. To elect two directors to hold office until 1999 and five directors to hold office until 2000;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending 30 September 1997; and

    3. To transact such other further business, if any, as lawfully may be brought before the meeting.

  Only shareholders of record, as shown by the transfer books of the Company, at the close of business on 31 December 1996 are entitled to notice of, and to vote at, the Annual General Meeting.

  PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,
                                          Brian Duperreault,
                                          Chairman, President and Chief
                                           Executive Officer
             [SCANNED SIGNATURE OF BRIAN DUPERREAULT APPEARS HERE]

                                  ACE LIMITED
                               THE ACE BUILDING
                             30 WOODBOURNE AVENUE
                            HAMILTON HM 08 BERMUDA

                                6 JANUARY 1997

                                PROXY STATEMENT

  The Board of Directors of ACE Limited (the "Company") is soliciting the accompanying proxy to be voted at the Annual General Meeting of the Company to be held at 9:00 a.m. on Friday, 7 February 1997, at the Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda, and any adjournments thereof. When the proxy is properly executed and returned, the Ordinary Shares it represents will, subject to any direction to the contrary, be voted at the meeting in favor of the matters specified in the "Notice of Annual General Meeting" attached hereto.

  Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record as of the close of business on 31 December 1996 will be entitled to vote at the meeting. As of 13 December 1996, there were outstanding 58,139,285 Ordinary Shares of the Company entitled to vote at the meeting, with each Ordinary Share entitling the holder of record on such date to one vote (except that if, and so long as, the Controlled Shares (defined generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons) of any person constitute 10% or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Articles of Association).

  The election of each nominee for director and the ratification of the appointment of Coopers & Lybrand L.L.P. require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than six shareholders present in person or by proxy holding at least 50% of the issued and outstanding shares entitled to vote at the Annual General Meeting). The Company will appoint one or more inspectors of election to count votes cast in person or by proxy. Ordinary Shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum but will have the effect of a vote against such proposal. "Broker non-votes" will be counted towards the presence of a quorum but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, "broker non-votes" will have no effect on the outcome of any proposal.

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended 30 September 1996 accompanies this Proxy Statement.

  This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to shareholders on or about 7 January 1997.

  Other than the approval of the minutes of the 1996 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

                             ELECTION OF DIRECTORS
                            (ITEM A ON PROXY CARD)

  The Company's Articles of Association provide that the Company's Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. The Company's Articles of Association provide for a maximum of 20 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board of Directors has set the number of directors at 15. Following the Annual General Meeting, there will be one vacancy on the Company's Board of Directors which may be filled by the Board of Directors.

  The Executive Committee of the Company's Board of Directors has nominated Meryl D. Hartzband and Donald Kramer to serve two-year terms to expire at the Annual General Meeting in 1999 and until their respective successors shall have been elected and shall have qualified. The Board of Directors has also nominated Michael G. Atieh, Bruce L. Crockett, Robert W. Staley and Gary M. Stuart for election as directors of the Company to serve three-year terms to expire at the Annual General Meeting in 2000 and until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

  It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

  Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

  Meryl D. Hartzband, age 42, was elected as a director of ACE in May 1996. Ms. Hartzband has served as a Managing Director of J.P. Morgan Capital Corporation (commercial and investment banking), a subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan") since August 1994. From 1982 through August 1994, Ms. Hartzband was employed with J.P. Morgan in various capacities.

  Donald Kramer, age 58, was elected as Vice Chairman and a director of ACE in July 1996. Mr. Kramer served as Chairman or Co-Chairman of the Board of Tempest Reinsurance Company Limited ("Tempest") since its formation in September 1993. Tempest was acquired by the Company on 1 July 1996. Prior to the formation of Tempest, he was President of Kramer Capital Corporation (venture capital investments) from March to September 1993, President of Carteret Federal Savings Bank (banking) from August 1991 to March 1993, Chairman of the Board of NAC Re Corporation (reinsurance) from June 1985 to June 1993, Chairman of the Board and Chief Executive Officer of KCP Holding Company (insurance) from July 1986 to August 1991 and of its affiliates, KCC Capital Managers (insurance investments) and Kramer Capital Consultants, Inc. (insurance investments), as well as Chairman of the Board of its subsidiary, National American Insurance Company of California (insurance) from September 1988 to August 1991. Mr. Kramer is a director of National Benefit Life Insurance Company of New York City (insurance), a subsidiary of the Travelers Group, and Chairman of the Board of the Brooklyn College Foundation.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

  Michael G. Atieh, age 43, has been a director of the Company since September 1991. Mr. Atieh has served as Senior Vice President--Sales of Merck-Medco Managed Care, Inc. (managed health care), an indirect wholly owned subsidiary of Merck & Co., Inc. ("Merck") (pharmaceuticals) since April 1994, as Vice President--Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993. Mr. Atieh is a director of Medco Containment Services, Inc.

  Bruce L. Crockett, age 52, has been a director of the Company since May 1995. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation ("COMSAT") (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. Mr. Crockett has been an employee of COMSAT since 1980 and has held various operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is a director of Ascent Entertainment Group, Inc. and Augat, Inc. and a director or trustee of funds of AIM Management Group, Inc. Mr. Crockett is also a member of the Board of Trustees of the University of Rochester.

  Robert W. Staley, age 61, has been a director of the Company since January 1986. Mr. Staley has been employed with Emerson Electric Co. ("Emerson") (electric equipment) since 1975, serving as Vice Chairman of Emerson since November 1988. Mr. Staley is a director of Emerson.

  Gary M. Stuart, age 56, has been a director of the Company since March 1988. Mr. Stuart has served as Vice President and Treasurer of Union Pacific Corporation (transportation) since January 1990. Mr. Stuart is a director of Union Pacific Resources Group, Inc.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THIS MEETING

 Directors Whose Terms Expire in 1998

  Brian Duperreault, age 49, has served as a director and as Chairman, President and Chief Executive Officer of the Company since October 1994. Prior to joining the Company, Mr. Duperreault had been employed with American International Group Inc. ("AIG") (insurance) since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc., a subsidiary of AIG, from April 1994 to September 1994. Mr. Duperreault was President of American International Underwriters Inc. from 1991 to April 1994, and chief executive officer of AIG affiliates in Japan and Korea from 1989 until 1991.

  Robert M. Hernandez, age 52, has been a director of the Company since September 1985. Mr. Hernandez has served as Vice Chairman and Chief Financial Officer of USX Corporation ("USX") (a diversified company) since December 1994, as Executive Vice President--Accounting & Finance and Chief Financial Officer of USX from November 1991 until November 1994 and as Senior Vice President--Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez is a director of USX and RMI Titanium Company.

  Peter Menikoff, age 55, has been a director of the Company since January 1986. Mr. Menikoff has served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Resources Corporation (energy) since June 1995. Mr. Menikoff has served as a Senior Vice President of Tenneco, Inc. (diversified industrial) since June 1994. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff is a director of Case Corporation.

  Glen M. Renfrew, age 68, has been a director of the Company since August 1993. Mr. Renfrew retired as Managing Director and Chief Executive Officer of Reuters Holdings plc (communications) in March 1991, having served in such capacity since 1981.

  Robert Ripp, age 55, has been a director of the Company since December 1989. Mr. Ripp has served as Vice President and Chief Financial Officer of AMP Incorporated (electrical connectors) since July 1994. Mr. Ripp served as Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993. Mr. Ripp is a director of Network Imaging Corp.

 Directors Whose Terms Expire in 1999

  Jeffrey W. Greenberg, age 45, has been a director of the Company since November 1995. Mr. Greenberg has served as Chairman and Chief Executive Officer of Marsh & McLennan Risk Capital Corp. ("MMRC") (insurance), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since

April 1996 and as a partner of MMRC from October 1995 to April 1996. Mr. Greenberg held various positions with AIG and its affiliates from 1978 through June 1995, having served as Executive Vice President--Domestic Brokerage Group from 1991 through June 1995.

  Walter A. Scott, age 59, has been a director of the Company since September 1989. Mr. Scott served as a consultant to the Company from October 1994 until September 1996. Mr. Scott served as Chairman, President and Chief Executive Officer of the Company from March 1991 until his retirement in September 1994 and as President and Chief Executive Officer from September 1989 to March 1991. Mr. Scott is a director of Overseas Partners Limited, Pearman and Watlington Limited and SCUUL Limited. Mr. Scott is also a trustee of Lafayette College.

  Sidney F. Wentz, age 64, has been a director of the Company since May 1993. Mr. Wentz has served as the Chairman of the Board of Trustees of The Robert Wood Johnson Foundation (charitable foundation) since 1989. From February 1987 until July 1988, Mr. Wentz served as Chairman and Chief Executive Officer of Crum & Forster, Inc. (insurance). Mr. Wentz is a director of Castle Energy Corporation and a trustee of Morristown Memorial Hospital and Drew University.

  There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the year ended 30 September 1996, there were five meetings of the Board of Directors (including regularly scheduled and special meetings). Other than Mr. Greenberg, all incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of the Board of which they were a member (or of such meetings during such directors' tenure on the Board of Directors).

  The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Finance Committee.

 Audit Committee

  The Audit Committee is composed entirely of non-management directors and reviews the adequacy and effectiveness of the Company's external auditors and their audit report. The Audit Committee is comprised of Sidney F. Wentz (Chairman), Bruce L. Crockett, Meryl D. Hartzband and Glen M. Renfrew. The Audit Committee held four meetings during the year ended 30 September 1996.

 Compensation Committee

  The Compensation Committee has responsibility for determining executive compensation. The Compensation Committee is comprised of Bruce L. Crockett (Chairman), Jeffrey W. Greenberg, Robert M. Hernandez and Sidney F. Wentz. The Compensation Committee held four meetings during the year ended 30 September 1996.

 Executive Committee

  Except as expressly limited by applicable law or the Company's Memorandum or Articles of Association, the Executive Committee exercises all the powers and authorities of the Board of Directors between meetings of the full Board of Directors. The Executive Committee also has responsibility for nominating directors. The Executive Committee will consider a shareholder's suggestion for candidates if mailed to: Secretary, ACE Limited, The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Any such suggestion with respect to directors to be elected at the Annual General Meeting to be held in 1997 must be received not later than 11 December 1996 and must comply with Article 40 of the Company's Articles of Association. The Executive Committee is comprised of Robert M. Hernandez (Chairman), Brian Duperreault, Jeffrey W.

Greenberg, Donald Kramer and Robert W. Staley. The Executive Committee held four meetings during the year ended 30 September 1996.

 Finance Committee

  The Finance Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Finance Committee is comprised of Peter Menikoff (Chairman), Michael G. Atieh, Robert Ripp, Walter A. Scott and Gary
M. Stuart. The Finance Committee held four meetings during the year ended 30 September 1996.

DIRECTOR COMPENSATION

  Pursuant to the Company's 1995 Outside Directors Plan, non-management directors of the Company are awarded an annual "retainer award" in the form of Ordinary Shares having a fair market value of $25,000 (or a pro rata portion thereof for less than full years of service). The retainer award is made as of the date of the Company's annual general meeting, and the fair market value of the Ordinary Shares is determined as of that date. The value of any fractional share is generally distributed in cash. Directors vest in the retainer award shares as of the day immediately preceding the next annual general meeting. All retainer award shares become fully vested upon a "change in control" of the Company (as defined in the plan), or if the director ceases service as a director because of death or disability. If a director ceases service as a director for any other reason, all unvested retainer award shares are forfeited.

  In addition, each director who serves as the chairman of any committee of the Board during any plan year quarter is awarded a "committee chairman award" as of the first business day of the next following plan quarter (generally ninety-day periods following the annual general meeting), which award is the number of Ordinary Shares having a fair market value, determined as of such date, of $1,250 per quarter. All shares awarded as a committee chairman award are fully vested at the time of award. In addition, a director may elect to receive his committee chairman award in cash.

  Directors are also paid $3,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board of Directors. Directors are also reimbursed for their reasonable expenses in connection with Board service.

  A director may elect to defer the receipt of Ordinary Shares or cash otherwise payable.

CERTAIN BUSINESS RELATIONSHIPS

  Certain shareholders of the Company and their affiliates, including the employers of or entities otherwise associated with certain directors, have purchased insurance from the Company on terms the Company believes were no more favorable to these insureds than those made available to other customers.

  During the year ended 30 September 1996, Morgan Guaranty Trust Company of New York, a subsidiary of J.P. Morgan which is a shareholder of the Company, provided the Company with a portion of its $150 million line of credit. J.P. Morgan & Co. also assisted the Company with its share repurchase program and in connection therewith received normal broker's commissions. In addition, J.P. Morgan Investment Management Inc., an affiliate of J.P. Morgan, acts as a portfolio manager for a part of the Company's investment portfolio.

  The Company pays to Bowring Bermuda, an affiliate of Marsh & McLennan, and Tempest pays to Marsh & McLennan normal and customary commissions for brokerage activities performed in connection with the placing of insurance with the Company and Tempest, respectively. William M. Mercer, Incorporated ("Mercer"), an employee benefits consulting firm and a wholly owned subsidiary of Marsh & McLennan, advises the Compensation Committee of the Company's Board of Directors and receives customary fees in connection therewith.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. During the year ended 30 September 1996, (i) Dominic J. Frederico, Leslie D. Goodman and Glen M. Renfrew were late filing their respective Forms 3, (ii) Andrew J. Markey, a director of the Company not standing for re-election, was late filing a Form 4 in connection with an acquisition of Ordinary Shares, (iii) Jeffrey W. Greenberg was late filing a Form 4 in connection with an acquisition of Ordinary Shares and a Form 4 in connection with a disposition of Ordinary Shares and (iv) and Messrs. Atieh, Greenberg and Markey were late filing a Form 4 reporting the forfeiture of restricted Ordinary Shares. All such transactions have now been reported.

                    BENEFICIAL OWNERSHIP OF ORDINARY SHARES

DIRECTORS AND OFFICERS

  The following tables set forth information, as of 13 December 1996, with respect to the beneficial ownership of Ordinary Shares by Brian Duperreault, the Company's Chairman, President and Chief Executive Officer (the Company's "CEO"), the Company's other four most highly compensated executive officers (the "Named Executive Officers"), each of the Company's directors and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Ordinary Shares under the column "Ordinary Shares Beneficially Owned." The Ordinary Shares owned by each director, each executive officer and by all directors and executive officers as a group constitute less than one percent of the outstanding Ordinary Shares.

                                                              ORDINARY SHARES
      NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED
      ------------------------                               ------------------
      Brian Duperreault.....................................       20,264
      Donald Kramer (1)(2)..................................      320,910
      William J. Loschert (1)...............................       10,767
      Christopher Z. Marshall (1)...........................        7,822
      Dominic J. Frederico..................................          133
      Michael G. Atieh......................................          900
      Bruce L. Crockett.....................................          800
      Jeffrey W. Greenberg (3)..............................        2,818
      Meryl D. Hartzband (3)................................          --
      Robert M. Hernandez...................................        5,600
      Peter Menikoff........................................        2,600
      Glen M. Renfrew.......................................        1,118
      Robert Ripp...........................................        1,600
      Walter A. Scott (1)...................................       69,168
      Robert W. Staley (3)..................................        2,118
      Gary M. Stuart........................................          800
      Sidney F. Wentz.......................................        3,195
      All directors and executive officers as a group (23
       individuals).........................................      459,249

--------
(1) Includes Ordinary Shares which the reporting person has the right to acquire within 60 days of 13 December 1996 in the following amounts: Mr. Kramer--320,910, Mr. Loschert--7,500, Mr. Marshall--7,500, Mr. Greenberg-- 518, Mr. Renfrew--518, Mr. Scott--50,000, Mr. Staley--518, Mr. Wentz--518
    and all executive officers and directors as a group--388,910.
(2) Represents the number of Ordinary Shares which Mr. Kramer has the right to acquire upon the exercise of options. All such options were issued in replacement for options to acquire common shares of Tempest held by Mr. Kramer prior to such acquisition.
(3) Ms. Hartzband and Messrs. Greenberg and Staley serve as officers or are otherwise affiliated with shareholders of the Company. The number of Ordinary Shares beneficially owned by such shareholders is set forth in the next succeeding paragraph.

  Each of the Company's directors named below is an officer of or otherwise affiliated with a shareholder of the Company. The following table sets forth the name of each such director, the name of the affiliated shareholder (or the ultimate parent of such shareholder) and the number of Ordinary Shares beneficially owned as of 30 December 1996, by such shareholder (or the ultimate parent of such shareholder).

                                                                          PERCENT OF
                                                             NUMBER OF     ORDINARY
NAME                           NAME OF SHAREHOLDER        ORDINARY SHARES   SHARES
----                     -------------------------------- --------------- ----------
Meryl D. Hartzband...... J.P. Morgan & Co. Incorporated      1,794,000       3.10%
Jeffrey W. Greenberg.... Marsh & McLennan Companies, Inc.    1,236,371        2.2
Robert W. Staley........ Emerson Electric Co.                  407,000           *

--------
*  Represents less than one percent of the outstanding Ordinary Shares.

OTHER BENEFICIAL OWNERS

  The following table sets forth information regarding each person known by the Company (including corporate groups) to own of record or beneficially own more than five percent of the Company's outstanding Ordinary Shares as of the dates indicated below.

                                                       NUMBER OF SHARES
                   NAME AND ADDRESS                      BENEFICIALLY   PERCENT
                 OF BENEFICIAL OWNER                        OWNED       OF CLASS
                 -------------------                   ---------------- --------
Oppenheimer Group, Inc. (1) ..........................    10,124,947      17.4%
 Oppenheimer Tower
 World Financial Center
 New York, New York 10281
Franklin Resources, Inc. (2)..........................     5,574,820      9.59
 777 Mariners Island Boulevard
 San Mateo, California 94404
Wellington Management Company (3).....................     4,306,980      7.41
 75 State Street
 Boston, Massachusetts 02109
American Express Financial Corporation (4)............     3,400,701      5.85
 IDS Tower--10
 Minneapolis, Minnesota 55440-0010
Loomis Sayles & Company, L.P. (5).....................     3,144,730      5.41
 One Financial Center
 Boston, Massachusetts 02111
T. Rowe Price Associates Inc. (6) ....................     2,968,550      5.11
 100 E. Prett St.
 Baltimore, Maryland 21202

--------
(1) Based upon information contained in a Schedule 13G by Oppenheimer Group, Inc. ("Oppenheimer") on 4 October 1996 and upon information obtained from Oppenheimer as of 31 December 1996. According to such Schedule 13G, Oppenheimer is a holding company which owns directly or indirectly the managing general partner of Oppenheimer Capital. Such managing general partner, which is a registered investment advisor, and persons to whom it has delegated the authority, have the power on behalf of Oppenheimer Capital to direct the use of dividends or proceeds of sale of the Ordinary Shares reported as beneficially owned by Oppenheimer.
(2) Based upon information contained in a Form 13F filed with respect to the quarter ended 30 September 1996 and upon information obtained from Franklin Resources, Inc. as of 31 December 1996. According to such Form 13F, Franklin Resources, Inc. has shared dispositive power over all of the reported Ordinary Shares, sole voting power with respect to 5,365,940 Ordinary Shares, shared voting power with respect to 401,180 Ordinary Shares and no voting power with respect to 25,000 Ordinary Shares.

(3) According to information provided by Wellington Management Company, LLP ("WMC"), WMC is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of 27 December 1996, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 4,306,980 Ordinary Shares that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. WMC had shared voting power with respect to 3,108,750 Ordinary Shares and shared dispositive power with respect to 4,306,980 Ordinary Shares.
(4) Based upon information contained in a Form 13F filed with respect to the quarter ended 30 September 1996 and information provided by American Express Financial Corporation.
(5) Based upon information contained in a Form 13F filed with respect to the quarter ended 30 September 1996. According to such Form 13F, Loomis Sayles & Company, L.P. has sole dispositive power over all of the reported Ordinary Shares, sole voting power with respect to 1,173,705 Ordinary Shares and no voting power with respect to 1,971,025 Ordinary Shares.
(6) Based upon information obtained from T. Rowe Price Associates Inc. as of 31 December 1996. All such Ordinary Shares are held in investment advisory accounts managed by T. Rowe Price.

  Other than as disclosed above, there are no persons who own of record, or are known by the Company to beneficially own, as of 13 December 1996, more than five percent of the Company's outstanding Ordinary Shares.

                            EXECUTIVE COMPENSATION

  The following table sets forth, in summary form, compensation earned by the Company's CEO and by the Named Executive Officers of the Company for the periods presented.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION                AWARDS
                                 ------------------------------ ------------------------
                                                                              SECURITIES
                                                   OTHER ANNUAL  RESTRICTED   UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL     FISCAL           BONUS   COMPENSATION STOCK AWARDS   OPTIONS/  COMPENSATION
      POSITION (1)         YEAR   SALARY    (2)        (3)           (4)       SARS (#)      (5)
   ------------------     ------ -------- -------- ------------ ------------- ---------- ------------
Brian Duperreault.......   1996  $468,720 $650,000   $191,241   $  585,000(6)   60,000     $167,808
 Chairman, President &     1995   450,000  400,000    181,949    2,350,000(7)  300,000      952,500
 Chief Executive Officer
Donald Kramer...........   1996   112,500  337,500        --       146,250(6)                84,375
 Vice Chairman                                                     130,163(8)
William J. Loschert.....   1996   311,250  131,250     53,322      117,000(6)   20,000       72,938
 Executive Vice                                                     51,187(8)
 President,
 Underwriting              1995   281,250  150,000     49,860                   20,000       64,688
                           1994   270,003  130,000     51,895                   10,000       60,000
Christopher Z. Marshall.   1996   286,254  127,500        --       117,000(6)   20,000       68,438
 Executive Vice                                                     49,725(8)
 President &
 Chief Financial Officer   1995   256,250  150,000        --                    20,000       60,938
                           1994   231,252  120,000        --                    10,000       52,688
Dominic J. Frederico....   1996   267,507  127,500    121,884      117,000(6)   20,000       65,626
 Executive Vice                                                     49,725(8)
 President, Financial      1995   168,381  130,000    102,270                   10,000       94,757
 Lines

--------
(1) Mr. Duperreault's employment with the Company began on 1 October 1994; Mr. Frederico's employment with the Company began on 9 January 1995, and Mr. Kramer's employment with the Company began on 1 July 1996. The salary reported for Mr. Kramer represents Mr. Kramer's salary from 1 July 1996, the date on which Tempest was acquired by the Company, through 30 September 1996 and the bonus reported for Mr. Kramer represents his bonus for the year ended 30 September 1996 which the Company agreed to pay in connection with its acquisition of Tempest.

(2) Bonuses for the year ended 30 September 1996 for Messrs. Kramer, Loschert, Marshall and Frederico reflect their election to forgo up to 25% of their annual bonus in return for the receipt of restricted Ordinary Shares with a fair market value equal to 115% of the amount of the foregone bonus. See
    Note 8 below.

(3) Other annual compensation for the year ended 30 September 1996 includes commuting and living allowances in respect of Messrs. Duperreault, Loschert and Frederico in the amounts of $170,004, $41,400 and $96,000, respectively; for the year ended 30 September 1995 includes commuting and living allowances in respect of Messrs. Duperreault, Loschert and Frederico in the amounts of $170,004, $45,247 and $99,501, respectively; and for the year ended 30 September 1994 includes commuting and living allowances in respect of Mr. Loschert in the amount of $39,900.

(4) As of 30 September 1996, Mr. Duperreault held 80,000 restricted Ordinary Shares with a value, determined by multiplying the number of shares by the closing price of the Ordinary Shares on the New York Stock Exchange (the "NYSE") on 30 September 1996 ($52.875), of $4,230,000. As of 30 September
    1996, no other executive officers held restricted Ordinary Shares.

(5) All other compensation with respect to the year ended 30 September 1996 represents contributions by the Company to defined contribution plans on behalf of the named individuals for the above amounts.

(6) The value of the restricted shares awarded to the individuals in respect of the year ended 30 September 1996 was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on (i) with respect to Mr. Duperreault, 4 December 1996 ($59.50) and (ii) with respect to the Named Executive Officers, 14 November 1996 ($58.50), in each case the date of the award. The number of restricted Ordinary Shares awarded to each of the above named executive officers was:
    Mr. Duperreault--10,000, Mr. Kramer--2,500, Mr. Loschert--2,000, Mr. Marshall--2,000 and Mr. Frederico--2,000. The restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the first, second and third anniversary of the date of the award. During the restricted period, the executive officers are entitled to vote the Ordinary Shares and receive dividends.

(7) The value of the restricted shares awarded to Mr. Duperreault during the year ended 30 September 1995 was determined by multiplying the number of shares awarded (100,000) by the closing price of the Ordinary Shares on the NYSE on 9 November 1994 ($23.50), the date of the award. The restrictions with respect to 20,000 lapsed on 30 September 1996. The restrictions with respect to 40,000 shares on 30 September 1997 and 20,000 shares on each of 30 September 1998 and 1999. During the restricted period, Mr. Duperreault is entitled to vote the Ordinary Shares and receive dividends.

(8) The Company's executive officers, other than Mr. Duperreault, were given the option to elect to forgo up to 25% of their annual bonus in return for the receipt of restricted Ordinary Shares with a fair market value equal to 115% of the amount of the foregone bonus. The value of the restricted shares shown for Messrs. Kramer, Loschert, Marshall and Frederico was determined by multiplying the number of shares acquired in respect of their foregone bonuses by the closing price of the Ordinary Shares on the NYSE on 14 November 1996 ($58.50), the date of acquisition. The restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the first, second and third anniversary of the date of the award. During the restricted period, the executive officers are entitled to vote the Ordinary Shares and receive dividends.

  The following table sets forth information concerning awards of stock options under the Company's Equity Linked Incentive/Stock Appreciation Rights Plan made to the Company's CEO and to the Named Executive Officers during the year ended 30 September 1996. No stock appreciation rights ("SARs") were awarded during the year ended 30 September 1996.

                                                                                     POTENTIAL REALIZED
                                                                                          VALUE AT
                                                                                    ASSUMED ANNUAL RATES
                                                                                             OF
                                                                                         STOCK PRICE
                           NUMBER OF  PERCENT OF TOTAL                                APPRECIATION FOR
                            OPTIONS   OPTIONS AWARDED  EXERCISE OR                       OPTION TERM
                          AWARDED IN  TO EMPLOYEES IN  BASE PRICE  EXPIRATION DATE  ---------------------
          NAME            FISCAL 1996   FISCAL 1996      ($/SH)          (1)            5%        10%
          ----            ----------- ---------------- ----------- ---------------- ---------- ----------
Brian Duperreault.......    60,000          14.9%        35.625    17 November 2005 $1,344,300 $3,406,500
Donald Kramer...........       --            --             --
William J. Loschert.....    20,000           5.0         35.625    17 November 2005    448,100  1,135,500
Christopher Z. Marshall.    20,000           5.0         35.625    17 November 2005    448,100  1,135,500
Dominic J. Frederico....    20,000           5.0         35.625    17 November 2005    448,100  1,135,500

--------
(1) Options vest 50% at the end of the third year with the remainder vesting at the end of the fourth year.

  The following table sets forth information concerning the number of unexercised SARs and stock options outstanding at 30 September 1996, and the value of any unexercised in-the-money SARs and stock options outstanding at such time, held by the Company's CEO and the Named Executive Officers.

                    OPTION/SAR VALUES AT 30 SEPTEMBER 1996

                                                                      VALUE OF
                                                        NUMBER OF   UNEXERCISED
                                                       UNEXERCISED  IN-THE-MONEY
      NAME                                            OPTIONS/SARS  OPTIONS/SARS
      ----                                            ------------- ------------
      Brian Duperreault..............................   360,000/NIL $10,110,000
      Donald Kramer..................................   320,910/NIL   9,797,832
      William J. Loschert............................ 55,000/44,000   2,864,217
      Christopher Z. Marshall........................ 55,000/40,000   2,676,065
      Dominic J. Frederico...........................    30,000/NIL     643,750

  There were no exercises of SARs or options during the year ended 30 September 1996 by the Company's CEO or any of the Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors has responsibility for determining the compensation of the Company's officers. None of the members of the Compensation Committee was an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

  The following is intended to be a summary of the terms of the employment agreements entered into between the Company and the executive officers named below.

  The Company has entered into an agreement with Brian Duperreault, pursuant to which he is to serve as Chairman, President and Chief Executive Officer of the Company. The agreement provides for a base salary of $450,000 per year, subject to increase. Effective 1 January 1997, Mr. Duperreault's annual base salary will be $550,000. The agreement also provides for an annual discretionary bonus. Mr. Duperreault is also eligible to participate in the Company's benefit plans. Pursuant to an Option and Restricted Share Agreement and Plan entered into in connection with Mr. Duperreault's employment agreement, Mr. Duperreault was awarded 100,000 restricted shares and options to purchase 300,000 Ordinary Shares at $22.625 per Ordinary Share. The restrictions with respect to 20,000 of the aforementioned restricted shares expired on 30 September 1996. The aforementioned restrictions expire with respect to 40,000 shares on 30 September 1997 and 20,000 shares on each of 30 September 1998 and 1999. The aforementioned options become exercisable with respect to 100,000 Ordinary Shares on each of 30 September 1997, 1998 and 1999 and expire on 30 September 2004. The restrictions with respect to the aforementioned restricted shares will lapse, and the aforementioned options will become immediately exercisable, in the event of Mr. Duperreault's death or disability, the termination of Mr. Duperreault's employment without cause or in the event of a "change in control" (as defined). In the event of termination of Mr. Duperreault's employment with the Company for any other reason, Mr. Duperreault will forfeit any options which were not exercisable on his termination date and any restricted shares for which the restricted period had not yet lapsed. Mr. Duperreault may exercise any of the options which were or which become exercisable on his termination date for a period of one year if his termination is by reason of his death or disability or by the Company without cause and for 30 days if such termination is by the Company for cause or voluntarily by Mr. Duperreault. The agreement also provides Mr. Duperreault with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement expires on 30 September 1997, and is subject to automatic annual one-year renewals thereafter unless notice of non-renewal is provided by the Company's Board of Directors. In addition, if, following a change in control, Mr. Duperreault's employment is terminated without cause, his salary and benefits will continue for 12 months and he will be entitled to any previously awarded but unpaid bonus and a bonus for any uncompleted fiscal year based upon the bonus for the last completed fiscal year and the number of days in the then current fiscal year in which he was employed. Pursuant to the agreement, Mr. Duperreault has agreed not to engage in any activity in Bermuda or the Cayman Islands for a period of 12 months following termination of his employment with the Company that would compete with any business being conducted by the Company or its subsidiaries, or which was actively being developed by the Company or its subsidiaries during the term of Mr. Duperreault's employment.

  A "change in control" under Mr. Duperreault's employment agreement is generally deemed to occur when (i) any person becomes the beneficial owner of 50% or more of the voting stock of the Company, (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company.

  The Company has entered into an agreement with William J. Loschert which currently provides for a base salary of $315,000 per year, subject to increase, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 December 1996, Mr. Loschert became Chairman of ACE UK Limited and continued as Executive Vice President of the Company. Effective 1 January 1997, Mr. Loschert's annual base salary became $330,000. The agreement also provides Mr. Loschert with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The term of Mr. Loschert's agreement is automatically extended with each extension of, and for the term of, Mr. Loschert's work permit, unless notice of non-renewal is provided by either party. Upon Mr. Loschert's resignation within six months after a "change in control" (as defined below), if he makes certain good faith determinations regarding changes in the nature of his duties, or upon termination without cause, Mr. Loschert's salary and benefits are agreed to continue for the balance of his term of employment and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Loschert has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 24 months following his termination of employment with the Company that would compete with the business of the Company.

  The Company has entered into an agreement with Christopher Z. Marshall which currently provides for a base salary of $290,000 per year, subject to increase by the Company's Chief Executive Officer, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 January 1997, Mr. Marshall's annual base salary will be $315,000. The agreement also provides Mr. Marshall with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement is for a three-year term, but provides for automatic one-year extensions after the first year of each three-year term, unless notice of non-renewal is provided by either party. Upon Mr. Marshall's resignation within six months after a "change in control" (as defined below), if he makes certain good faith determinations regarding changes in the nature of his duties, or upon termination without cause, Mr. Marshall's salary and benefits are agreed to continue for the balance of his term of employment and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Marshall has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 24 months following his termination of employment with the Company that would compete with the business of the Company.

  As used in Messrs. Loschert's and Marshall's employment agreements, a "change in control" generally means a change in the beneficial ownership of the Company's voting stock, a change in the composition of the Company's Board of Directors or a sale of the Company's assets if (A) any person (or group or association, as defined in Section 13(d) of the Securities Exchange Act of 1934, of persons) (other than (1) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company or (3) any person in which the officer has a substantial equity interest) acquires 50% or more of the combined voting power of the outstanding securities of the Company having a right to vote at the election of directors; (B) there is a sale of all or substantially all of the assets of the Company; or (C) there shall cease to be a majority of the Board of Directors of the Company whose members are either
(1) previous members of the Board of Directors or (2) recommended for election by a vote of at least two-thirds of the members of the Board of Directors or a committee thereof.

  The Company has entered into an agreement with Dominic J. Frederico, pursuant to which he is to serve as Executive Vice President, Financial Lines of the Company. The agreement currently provides for a base salary of $280,000 per year, subject to increase, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 December 1996, Mr. Frederico became Executive Vice President, Underwriting of the Company. Effective 1 January 1997, Mr. Frederico's annual base salary became $320,000. The agreement provides for a signing-on bonus of $50,000 which was paid in January 1995. Pursuant to his agreement, Mr. Frederico was awarded options to purchase 10,000 Ordinary Shares at $22.875 per Ordinary Share. The options become exercisable with respect to 5,000 Ordinary Shares on each of 9 January 1998 and 1999 and expire on 9 January 2005. The agreement also provides Mr. Frederico with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement expires on 1 January 1998, and is subject to automatic annual one-year renewals thereafter unless notice of non-renewal is provided by the Company. Upon termination without cause, Mr. Frederico's salary and benefits are agreed to continue for 24 months and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Frederico has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 12 months following his termination of employment with the Company that would compete with the business of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, non-management directors. The Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders.

  The Company's compensation program is structured to support the human resource requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with specialty insurance and financial companies world-wide, although primarily with companies based in North America and, more recently, the United Kingdom. The Committee is very much aware of the unique circumstances which relate to the attraction and retention of superior executives in Bermuda, and attempts to create and administer a compensation program to achieve that result with consistency throughout the Company.

  Each executive's total compensation is generally comprised of three components: base salary, annual incentive compensation awards and long-term incentive compensation awards. The mix of an officer's total compensation is generally based upon the seniority of the officer's position with more senior officers receiving a greater percentage of their total compensation in the form of incentive compensation.

  Salary and incentive compensation awards are reviewed annually for competitiveness and are determined in large part by reference to compensation ranges for comparable positions at comparable companies based in Bermuda and the United States. The Company takes the compensation of the upper quartile of its applicable peer group into account in establishing annual incentive compensation. Actual annual incentive compensation may be above or below such target based on individual and corporate performance during the prior fiscal year.

  Because the Company's business activity can result in significant earnings fluctuation from year to year, each executive's contribution to the advancement of long-term corporate goals is also considered. These factors include, among other things, underwriting and financial results, business production, development of the management team and strategic steps such as development of new products and lines of business, geographical spread of business and acquisitions.

 Base Salary

  In determining the salary of each senior executive, the Committee is assisted by Mercer, an independent consulting firm, which annually accumulates data from a number of comparable companies. The data is analyzed to establish salary ranges for comparable positions in companies of approximately equal size and complexity. The Company's Chief Executive Officer makes recommendations to the Committee with respect to the base salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' base salary. The Committee meets separately to determine the base salary of the Company's Chief Executive Officer.

 Annual Incentive Compensation

  At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive against goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individual in achieving that performance by attaining the originally established goals (taking into account any goals added or modified during the course of the year), the Company's Chief Executive Officer recommends to the Committee annual incentive compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual incentive compensation for each senior executive. The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual incentive award.

 Long-Term Incentive Compensation

  In 1995, the Committee undertook, with the assistance of Mercer, a comprehensive study of the Company's long-term incentive compensation in the context of market practice and the Company's business and organizational strategies. The Committee found that the Company's long-term incentive practices were significantly below market practice. Specifically, the Company's level of share ownership by executive officers was dramatically lower than the Company's peers. The Committee determined that this was due to a number of factors including, the relatively short time since the Company's initial public offering, below market award levels, the lengthy vesting schedule for stock options and the historic use of stock appreciation rights.

  In response to these findings, the Committee has established a set of goals with respect to the administration of the Company's long-term incentive compensation plans. These goals include:

    (i) increasing officer ownership of the Company's outstanding shares to approximately 2.5% of outstanding shares over a five to seven year period;

    (ii) awarding long term incentive awards at more competitive levels annually; and

    (iii) providing capital accumulation opportunities that foster attraction and retention of key management employees by linking their interests with shareholder interest.

  In furtherance of these goals, the Committee recommended and the shareholders approved, at the 1996 Annual General Meeting, the 1995 Long-Term Incentive Plan (the "1995 Plan"), in substitution for the Company's Equity Linked Incentive Plan/Stock Appreciation Rights Plan (the "Old Plan"). The 1995 Plan provides the Committee with the flexibility to award, in addition to stock options and stock appreciation rights which could be granted under the Old Plan, other types of equity-linked long-term incentive compensation, including restricted Ordinary Shares. The 1995 Plan also facilitates opportunities to allow senior executives to purchase Ordinary Shares.

  With respect to guidelines for administering the long-term incentive plan, the Committee makes long-term compensation awards based on individual and Company performance, and on the practices of a group of comparable companies. While the 1995 Long-Term Incentive Plan provides for a range of types of awards, the Committee anticipates that over the next few years, awards generally will be in the form of stock options and/or restricted stock. The Committee believes that awards of stock options, which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company's business and long-term business plans. Generally, the Committee expects that stock options will vest over a three-year period while restricted stock will vest over a five-year period, although restricted stock awarded in November 1996 vests over a three-year period to encourage stock ownership by the Company's senior officers. Cashless exercise of options will be permitted to encourage exercise of options and acquisitions of Ordinary Shares.

 Chief Executive Officer's Fiscal 1996 Compensation

  As set forth in the Summary Compensation Table above, Mr. Duperreault's total annual compensation for the year ended 30 September 1996 was $1,309,961. Such annual compensation consisted of base salary of $468,720 pursuant to Mr. Duperreault's employment agreement described elsewhere herein, see "--Employment Agreements," an annual discretionary bonus of $650,000 and approximately $191,241 in other annual compensation. In determining Mr. Duperreault's annual bonus and long-term incentive compensation awards and adjustments to his base salary, the Committee considered the Company's strong financial and operating performance during the year ended 30 September 1996, as well as the successful introduction of new product lines, the acquisition of Methuen Group Limited, the holding company of a leading Lloyd's of London ("Lloyd's") managing agency, the acquisition of Tempest, a leading Bermuda-based property catastrophe reinsurer, and the agreement to acquire Ockham Worldwide Holdings PLC, which owns two Lloyd's managing agencies.

  The Company is not a U.S. taxpayer, and therefore Section 162(m) of the U.S. Internal Revenue Code (which restricts the deductibility of certain compensation under U.S. tax rules) is inapplicable to the Company's compensation payments.

  The foregoing report has been approved by all members of the Committee.

                              Sidney F. Wentz (Chairman)
                              Bruce Crockett
                              Robert M. Hernandez
                              Jeffrey W. Greenberg

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company's Ordinary Shares from 25 March 1993 (the date on which the Company's Ordinary Shares were first traded on the NYSE) through 30 September 1996 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property-Casualty Insurance Index. The chart depicts the value on each of 30 September 1993, 1994, 1995 and 1996 of a $100 investment made on 25 March 1993, with all dividends reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]


                                            S & P        S & P Property-Casualty
Date                         ACE Limited    500 Index    Insurance Index
----                         -----------    ---------    -----------------------
23 March 1993                $100           $100         $100
30 September 1993            $117           $103         $100
30 September 1994            $ 86           $107         $ 83
30 September 1995            $126           $139         $119
30 September 1996            $197           $167         $134

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                            (ITEM B ON PROXY CARD)

  The appointment of independent accountants is approved annually by the Board of Directors and ratified by the Company's shareholders. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ended 30 September 1997. The Company has had a working association with Coopers & Lybrand L.L.P. since 1985; Coopers & Lybrand L.L.P. has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

  Representatives of Coopers & Lybrand L.L.P. will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, ACE Limited, The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Under the rules of the Securities and Exchange Commission, proposals must be received no later than 9 September 1997 to be eligible for inclusion in the 1998 Annual General Meeting proxy statement.

                            SOLICITATION OF PROXIES

  The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Ordinary Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. Corporate Investor Communications, Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $4,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

  The Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors,

                                          Brian Duperreault,
                                          Chairman, President and Chief
                                           Executive Officer
             [SCANNED SIGNATURE OF BRIAN DUPERREAULT APPEARS HERE]

                                  ACE LIMITED

                               The ACE Building
                              30 Woodburne Avenue
                            Hamilton HM 08 Bermuda

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brian Duperreault, Christopher Z. Marshall, Peter Mear and Keith P. White as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held on 7 February 1997 or any adjournment thereof.

                            (Continued on Reverse)


                                                    ACE LIMITED
                                                    P.O. BOX 11138
                                                    NEW YORK, N.Y. 10203-0138

  ______
 |      |
 |______|

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A.  Election of Directors
    For Election to Term Expiring in 1999: Meryl D. Hartzband and Donald Kramer. For Election to Term Expiring in 2000: Michael G. Atieh, Bruce L. Crockett, Robert W. Staley and Gary M. Stuart.

          For [_]    Withheld [_]    Exceptions* [_]

*Exceptions ________________________

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To vote your shares for all Director nominees, mark the "For" box on Item A. To withhold voting for all nominees, mark the "withheld" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.


B. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending 30 September 1997.

          For [_]    Against [_]    Abstain [_]
--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.
--------------------------------------------------------------------------------

If you have either an Address Change or Comments on the other side of the card, mark here.
--------------------------------------------------------------------------------

Address Change and/or Comments Mark Here   [_]

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When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED ___________________ , 1997

SIGNED _________________________

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this proxy will be voted for the nominees listed above and for the ratification of accountants.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Votes must be indicated (x) in Black or Blue ink.   [_]


Sign, Date and Return Proxy Card Promptly Using the Enclosed Envelope.